UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 5, 2026 (October 5, 2026)

LEIDOS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Presidents Street, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (571) 526-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on April 14, 2026, Leidos, Inc. (“Leidos Inc.”), a Delaware corporation and a wholly-owned subsidiary of Leidos Holdings, Inc. (“Leidos”), entered into a Contribution and Equity Purchase Agreement (the “Contribution Agreement”), together with Leidos solely for limited purposes set forth therein, with certain affiliates of Altaris, LLC, a Delaware limited liability company (“Altaris,” and such affiliates, the “AHP Entities”), to form a new joint venture entity named Nickel JV Ultimate Parent, LLC (the “JV”) that combines the Security Enterprise Solutions and the Industrial Automation businesses of Leidos Inc. (together, the “SES/IA Business”) with Analogic Corporation (“Analogic”), a portfolio company of Altaris.

On October 5, 2026 (the “Closing Date”), the transactions contemplated by the Contribution Agreement (the “JV Transaction”) were consummated (the “JV Closing”) and, among other things, (i) Leidos Inc. and its subsidiaries completed a pre-closing restructuring of the SES/IA Business (the “Restructuring”); (ii) following the completion of the Restructuring, Leidos Inc. contributed subsidiaries holding the assets of the SES/IA Business to the JV in exchange for 41.5% of the equity securities of the JV; (iii) certain AHP Entities contributed a portion of outstanding equity interests of ANLG Holding Company, Inc., a Delaware corporation and the parent of Analogic (“Analogic Holding”), to the JV in exchange for 58.5% of the equity securities of the JV; and (iv) certain AHP Entities sold the remaining portion of the outstanding equity interests of Analogic Holding to the JV in exchange for cash obtained by the JV from new debt financing (the “Debt Financing”). The foregoing information is a summary of the JV Transaction and, as such, does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, a copy of which was filed as Exhibit 2.1 to Leidos’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2026, and the JV Agreement (as defined below), a copy of which is filed herewith as Exhibit 10.1.

The events described in this Current Report on Form 8-K took place in connection with the JV Closing.

Item 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date, pursuant to the Contribution Agreement, the JV, Leidos Inc. and the AHP Entities entered into an amended and restated limited liability company agreement of the JV (the “JV Agreement”).

The AHP Entities (in such capacity, collectively, the “AHP Investor”) will have the right to appoint a majority of the JV’s board of directors (the “Board” and such appointed directors, the “AHP Directors”) and the AHP Directors, collectively, will have majority voting power of the full Board. Leidos Inc. (in such capacity, the “Leidos Investor”) will initially have the right to designate a minority of the available seats on the Board and will have minority investor protective rights over certain material proposed actions by the JV and its subsidiaries customary for similar transactions.

The JV Agreement provides that distributions of the JV’s available cash will be made when and as determined by the Board, and at least once annually. In addition, the JV Agreement provides that no member of the JV (including the Leidos Investor and the AHP Investor) will be obligated to make further capital contributions to the JV after the JV Closing.

The JV Agreement also includes certain transfer rights and restrictions relating to Units of the JV applicable to the AHP Investor and the Leidos Investor, including drag-along rights of the AHP Investor, tag-along rights of the Leidos Investor, and following the seven-year anniversary of the JV Closing, certain liquidity demand exit rights of the Leidos Investor, in each case, subject to certain timing, procedural, and other limitations set forth in the JV Agreement.

The foregoing description of the JV Agreement does not purport to be complete, is subject to and is qualified in its entirety by reference to the copy of the JV Agreement attached hereto as Exhibit 10.1, and incorporated herein by reference in its entirety.

Item 7.01.	Regulation FD Disclosure.

On October 5, 2026, Leidos issued a press release announcing, among other things, the JV Closing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Amended and Restated Limited Liability Company Agreement of Nickel JV Ultimate Parent, LLC, dated as of October 5, 2026.

99.1	Press Release, dated October 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request. In addition, certain portions of this agreement have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. An unredacted copy of the agreement will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2026

LEIDOS HOLDINGS, INC.

By:	/s/ Henrique B. Canarim
Name:	Henrique B. Canarim
Title:	Corporate Secretary